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                                                                   Exhibit 10.57

                                SERVICE AGREEMENT


            THIS AGREEMENT entered into this 29th day of January, 1997, by and between PINE NEEDLE LNG COMPANY, LLC, a North Carolina limited liability company, hereinafter referred to as "Pine Needle," and PIEDMONT NATURAL GAS COMPANY, INC., hereinafter referred to as "Customer,"

                                   WITNESSETH

          WHEREAS, by order issued November 27, 1996, in Docket No. CP96-52, the Federal Energy Regulatory Commission granted a certificate of public convenience and necessity to Pine Needle to construct and operate a liquefied natural gas storage facility in Guilford County, North Carolina; and

          WHEREAS, Pine Needle's LNG storage facility, which is proposed to be in service by May 1, 1999, will have a total storage capacity of 4 Bcf of gas, with the ability to vaporize 400 MMcf/day and to liquefy at a net rate of 20 MMcf/day; and

          WHEREAS, Customer has requested firm storage service at Pine Needle's LNG storage facility under Pine Needle's Rate Schedule LNG-1 and has executed with Pine Needle a Precedent Agreement dated September 22, 1995 for such service; and

          WHEREAS, Pine Needle is willing to provide the requested firm storage service for Customer pursuant to the terms and provisions of this Service Agreement, Rate Schedule LNG-1, and the Precedent Agreement.

          NOW, THEREFORE, Pine Needle and Customer agree as follows:

                                    ARTICLE I
                             SERVICE TO BE RENDERED

          Subject to the terms and provisions of this agreement and of Pine Needle's Rate Schedule LNG1, as amended from time to time, Pine Needle agrees to liquefy natural gas; store such gas in liquefied form; and vaporize and deliver such gas to Customer or for Customer's account as follows:

          To withdraw from storage and vaporize the gas stored in liquefied form by Pine Needle for Customer's account up to a maximum quantity on any day of the dekatherm equivalent of 200,000 Mcf, which quantity shall be Customer's Vaporization Quantity. 1/

         To liquefy natural gas for Customer up to a maximum quantity on any day of the dekatherm equivalent of 10,000 Mcf, which shall be Customer's Liquefaction Quantity. 1/

          To store in liquefied form for Customer's account up to a total quantity of the dekatherm equivalent of 2,000,000 Mcf, which quantity shall be Customer's Storage Capacity.

          1/ In addition to these quantities, Pine Needle shall retain quantities of gas for fuel and gas otherwise used or lost and unaccounted for pursuant to Rate Schedule LNG-1.


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                          SERVICE AGREEMENT (CONTINUED)


                          POINT OF RECEIPT AND DELIVERY


                    1. The Point of Receipt for all gas tendered to Pine Needle for liquefaction hereunder shall be at the following point(s):

                    Gas Pipe Line Corporation's ("Transco") mainline system at milepost 1356.95 on Transco's mainline in Guilford County, North Carolina.

         2. The Point of Delivery for all gas delivered by Pine Needle to Customer or for the account of Customer shall be at the following point(s):

                    The interconnection between Pine Needle's 24-inch outlet pipeline and Transco's mainline system at milepost 1356.95 on Transco's mainline in Guilford County, North Carolina.

                                   ARTICLE III
                                TERM OF AGREEMENT


          This agreement shall be effective as of the date that Pine Needle's facilities necessary to provide service hereunder to Customer have been constructed and are ready for liquefaction of gas, as determined by Pine Needle in its sole opinion, hereinafter referred to as the "In-Service Date," and shall remain in force and effect for a primary term of twenty (20) years from and after the In-Service Date, and year to year thereafter, subject to termination by either party upon two (2) years prior written notice to the other.

                             RATE SCHEDULE AND PRICE


          1. Customer shall pay Pine Needle for service rendered hereunder in accordance with Pine Needle's Rate Schedule LNG-1 and the applicable provisions of the General Terms and Conditions of Pine Needle's FERC Gas Tariff as filed with the Federal Energy Regulatory Commission, and as the same may be amended or superseded from time to time. Such rate schedule and General Terms and Conditions are by this reference made a part hereof.

          2. Pine Needle shall have the unilateral right to propose, file, and make effective with the Federal Energy Regulatory Commission, or other regulatory authority having jurisdiction, changes and revisions to the rates and rate design proposed pursuant to Section 4 of the Natural Gas Act, or to propose, file and make effective superseding rates or rate schedules, for the purposes of changing the rates, charges, rate design, terms and conditions of service and other provisions thereof effective as to Customer; provided however that the (i )firm character of service, (ii) term of agreement (as set forth in Article III above), (iii) quantities, and (iv) points of receipt and delivery shall not be subject to unilateral change under this paragraph. Customer shall have the right to file with the Commission or other regulatory authority in opposition to any such filings or proposals by Pine Needle.


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                          SERVICE AGREEMENT (CONTINUED)


                                  MISCELLANEOUS

          1. The subject headings of the Articles of this agreement are inserted for the purpose of convenient reference and are not intended to be a part of this agreement nor to be considered in the interpretation of the same.

          2. This agreement supersedes and cancels as of the effective date hereof the following contracts between the parties hereto: None.

          3. No waiver by either party of any one or more defaults by the other in the performance of any provisions of this agreement shall operate or be construed as a waiver of any future default or defaults, whether of alike or different character.

          4. This agreement shall be interpreted, performed and enforced in accordance with the laws of the State of North Carolina.

          5. This agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.

          6. Notices to either party shall be in writing and shall be considered as duly delivered when mailed to the other party at the following address:

                  (a)     If to Pine Needle:
                          Pine Needle LNG Company, LLC
                          c/o Pine Needle Operating Company
                          P.O. Box 1396
                          (2800 Post Oak Boulevard 77056)
                          Houston, Texas 77251-1396
                          Attention: Director - Customer Services and Scheduling

                  (b)     If to Customer:
                          Piedmont Natural Gas Company, Inc.
                          P.O. Box 33068
                          (1915 Rexford Road 28211)
                          Charlotte, North Carolina 28233
                          Attention: Senior Vice President, Gas Supply

Such addresses may be changed from time to time by mailing appropriate notice thereof to the other party.


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                          SERVICE AGREEMENT (CONTINUED)

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective officers or representatives thereunto duly authorized.





                                           PINE NEEDLE LNG COMPANY, LLC
                                           by its agent
                                           PINE NEEDLE OPERATING COMPANY

                                           By: /s/ Frank J. Ferazzi
                                               ---------------------------------
                                               Vice President


                                           PIEDMONT NATURAL GAS COMPANY, INC.

                                           By: /s/ Thomas E. Skains
                                               ---------------------------------





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